UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 OR 15(d)
                     of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 22, 1998

           PALM DESERT ART, INC. (formerly DATABASE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                     0-17623               02-0429620
(State of Jurisdiction)          (Commission           (IRS Employer
                                 File Number)          Identification No.)


               39-725 Garand Lane, Suite J, Palm Desert, CA    92211
              (Address of Principal Executive offices)       (Zip Code)

Registrant's telephone number, including area code 760-360-5911

            20 Commerce Park North, Bedford, New Hampshire 03110-6911
                           (Former address of company)


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Item 1. Changes in Control of Registrant.

On Wednesday, April 22, 1998, in consideration of 32,763,661 of its shares of $.001 common stock, the Registrant purchased all of the assets of Palm Desert Art Publishers, Ltd. LLC ("Palm Desert") pursuant to an Asset Purchase and Subscription Agreement dated February 5, 1998.

Palm Desert is a privately-held limited liability company which publishes on an exclusive basis the artwork of various well-known contemporary artists. Of the total consideration, 20,083,918 shares of the Registrant's common stock was delivered to Palm Desert at the closing. The remaining 12,679,743 shares are to be delivered to Palm Desert upon the Registrant's holding of a shareholders' meeting to, among other things, authorize a reverse split of Registrant's stock.

With this transaction, Palm Desert owns approximately 80.34% of the 25,000,000 shares of common stock which has been authorized and issued by Registrant. To this end, Palm Desert, as majority shareholder, has accepted the resignations of Robert A. Boyd and Betty L. Wolfe as officers and directors of the Registrant and has appointed Hugh G. Pike and Jurg Mullhaupt to serve as directors. Mr. Allan S. Wolfe shall remain a director of the Registrant. Mr. Pike shall serve as President and Treasurer of Registrant and Ms. Sandra Mitchell shall serve as Secretary and Vice President of Marketing.

In connection with the Asset Purchase and Subscription Agreement, the Registrant, Palm Desert and Allan S. Wolfe (a shareholder, officer, director and creditor of Registrant) also concluded on April 22, 1998, an Asset Purchase Agreement dated February 5, 1998, pursuant to which Registrant agreed to transfer to Wolfe certain software assets of Registrant together with a promissory note from Registrant in favor of Wolfe in the amount of $90,000 in exchange for Wolfe's agreement to discharge Registrant's debt to Wolfe in the amount of $184,000. To induce Wolfe to accept Registrant's promissory note, Palm Desert agreed to guaranty payment of the note and to pledge to Wolfe all shares of the capital stock of Registrant which Palm Desert acquired under the Asset Purchase and Subscription Agreement as security for the guaranty.

Item 2. Acquisition or Disposition of Assets. See Item 1 above.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. Immediately prior to closing the transactions contemplated by the Asset Purchase and Subscription Agreement between Registrant and Palm Desert and and the Asset Purchase Agreement among Registrant, Palm Desert and Allan S. Wolfe

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(see  Item  1  above),  it  was  discovered  that  Registrant's  Certificate  of
Incorporation had lapsed by proclamation of the State of Delaware. Registrant was able to renew and revive its Certificate of Incorporation, however, it was required to do so using a new corporate name inasmuch as another company had since registered in Delaware under the name "Database Technologies." Accordingly (and in contemplation of the aforementioned transactions), Registrant renewed and revived its Certificate of Incorporation using the name "Palm Desert Art, Inc." and is presently in good standing in the State of Delaware. In accordance with Delaware Corporations Law, the Registrant intends to hold a shareholders meeting forthwith.

Item  6.  Resignation  of  Registrant's   Directors.   In  connection  with  the
transactions contemplated by the Asset Purchase and Subscription Agreement between Registrant and Palm Desert and the Asset Purchase Agreement among Registrant, Palm Desert and Allan S. Wolfe (see Item 1 above), Mr. Robert A. Boyd and Mrs. Betty L. Wolfe resigned as directors of Registrant effective April 22, 1998. The new majority shareholder, Palm Desert Art Publishers, Ltd. LLC, appointed Mr. Hugh G. Pike and Mr. Jurg Mullhaupt to fill the vacancies created by Mr. Boyd's and Mrs. Wolfe's resignations.

Item 7. Financial Statements and Exhibits. Registrant intends to file with the Securities and Exchange Commission the audited financial statements for Palm Desert Art Publishers, Ltd. LLC within 75 days of closing the aforementioned transaction as required by federal securities laws.

Item 8. Change in Fiscal Year. None.

Item 9. Sales of Equity Securities Pursuant to Regulation S. On April 24, 1998, the Registrant sold 2,450,000 shares of its outstanding $.001 par value common stock (the "Shares") to Sencorp Ltd., a private company located at National Westminster Bank Building, Gibraltar. The shares were sold pursuant to Regulation S for $245,000 on April 24, 1998, the date both parties executed the Offshore Subscription and Investment Representation Agreement. The proceeds of sale shall be used for Registrant's working capital needs over the next few months. No commissions were paid to any third parties.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PALM DESERT ART, INC. (formerly
                                               Database Technologies, Inc.)
                                               (Registrant)


                                               /s/  Hugh G. Pike
Dated: May 7, 1998                             ---------------------------------
                                               Hugh G. Pike
                                               Director and President
                                               39-725 Garand Lane, Suite J
                                               Palm Desert, CA  92211
                                               (760) 360-5911


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